As Filed with the Securities and Exchange Commission on January 31, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BLACKBOARD INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2081178
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification Number)

1899 L Street, N.W.
Washington, DC 20036
(202) 463-4860
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Michael Chasen
Chief Executive Officer
Blackboard Inc.
1899 L Street, N.W.
Washington, DC 20036
(202) 463-4860
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Copies to:
Avinash Ganatra
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019
(212) 259-7540

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
	Amount to be	maximum offering	aggregate offering price	Amount of
Title of each class of securities to be registered	registered	price per unit (1)	(1)	registration fee (1)
Common stock, $0.01 par value per share	1,972,596	$34.10	$67,265,523.60	$2,643.54
Total	1,972,596		$67,265,523.60	$2,643.54

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices reported on the NASDAQ Global Select Market on January 28, 2008 of $34.10. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions.

PROSPECTUS
BLACKBOARD INC.
1,972,596 Shares of Common Stock

We have prepared this prospectus to allow the selling stockholders identified on page 3 of this prospectus and additional selling stockholders who will be identified in one or more prospectus supplements to sell up to 1,972,596 shares of our common stock, $0.01 par value per share (the “Shares”). The selling stockholders may offer and sell the Shares from time to time, in amounts, at prices and on terms that will be determined at the time of offering. We will not receive any proceeds from the sale of any of the Shares by the selling stockholders.
The selling stockholders may offer and sell the Shares directly to you, through agents selected by the selling stockholders, or to or through underwriters or dealers. If agents, underwriters or dealers are used in the sale of the Shares by the selling stockholders, such agents, underwriters or dealers will be named and their compensation described in any applicable prospectus supplement.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “BBBB.” The last closing price of our common stock on January 28, 2008 was $34.60.
See the “Risk Factors” section of this prospectus to read about where you can find the risk factor information that you should consider before investing in our common stock.
Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 31, 2008.

ABOUT THIS PROSPECTUS
     This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell Shares from time to time. Each time any selling stockholder not named herein sells Shares under the registration statement of which this prospectus is a part, such selling stockholder will provide a prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus.
     Selling stockholders may offer the Shares directly, through agents, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of the Shares. See “Plan of Distribution.”
     You should read this prospectus together with any applicable prospectus supplement and additional information described under the heading “Where You Can Find More Information.” You should rely only on the information included or incorporated by reference in this prospectus, any applicable prospectus supplement and any applicable “free writing prospectus.” We have not authorized, and no selling stockholder has authorized, anyone else to provide you with different or additional information. No offer of the Shares is being made in any jurisdiction where the offer or sale is not permitted.
     You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the

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entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus”, before making an investment decision.
     Unless we indicate otherwise, or the context otherwise requires, references in this prospectus to the “Company,” “registrant,” “we,” “us” and “our” or similar terms are to Blackboard Inc., a Delaware corporation, and its subsidiaries.

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ABOUT BLACKBOARD INC.
     We are a leading provider of enterprise software applications and related services to the education industry. Our product line consists of various software applications delivered in two suites, the Blackboard Academic SuiteTM and the Blackboard Commerce SuiteTM. We license these products on a renewable basis, typically for an annual term. Our clients primarily include colleges, universities, schools and other education providers, as well as textbook publishers and student-focused merchants who serve these education providers and their students. These clients use our software to integrate technology into the education experience and campus life, and to support activities such as a professor assigning digital materials on a class website; a student collaborating with peers or completing research online; an administrator managing a departmental website; or a merchant conducting cash-free transactions with students and faculty through pre-funded debit accounts.
     We began operations in 1997 as a limited liability company organized under the laws of the state of Delaware and served as a primary contractor to an education industry technical standards organization. In 1998, we incorporated under the laws of the state of Delaware and acquired CourseInfo LLC, which had developed an internal online learning system used by faculty at Cornell University, and had begun marketing its technology to universities and school districts in the United States and Canada.
     Our principal office is located at 1899 L Street, N.W., Washington, DC 20036 and our telephone number is (202) 463-4860.
RISK FACTORS
     Investing in our securities, including our common stock, involves significant risks. You should carefully consider the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2006, as updated by our subsequent quarterly reports on Form 10-Q, and in any other reports we file pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that we incorporate by reference in this prospectus as well as those included or incorporated by reference in any prospectus supplement hereto. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks.
     Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected.
FORWARD-LOOKING STATEMENTS
     Some of the statements contained, or incorporated by reference, in this prospectus and in any prospectus supplement may discuss future expectations, contain projections of results of operations or financial condition or state other “forward-looking” information within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The

“forward-looking” information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called “forward-looking statements” by words like “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are discussed in our risk factors. Please see the section entitled “Risk Factors” above.
     We undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
     The selling stockholders will make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any of the proceeds of such offerings. The selling stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting or tax or legal services or any other expenses they incur in disposing of the Shares. We will incur certain expenses in connection with the registration with the SEC of the Shares to be sold by the selling stockholders and preparation of any applicable prospectus supplement pursuant to the terms of the Registration Rights Agreement, dated as of January 31, 2008, by and among the Company and certain selling stockholders (the “Registration Rights Agreement”) and/or the Registration Rights and Earnout Stock Agreement, dated as of January 31, 2008, by and among the Company and certain selling stockholders (the “Earnout Stock Agreement”) that we entered into with the selling stockholders in connection with the Merger (as defined below), as described below.
SELLING STOCKHOLDERS
     We are registering the Shares covered by this prospectus on behalf of the selling stockholders. The names of certain selling stockholders and information about their holdings and the offering are set forth below. The names of any additional selling stockholders and information about their holdings and any offering of Shares by them will be set forth in one or more supplements to this prospectus.
     We issued 1,102,912 Shares to the selling stockholders whose names are listed below as partial consideration for our acquisition of The NTI Group, Inc. pursuant to the Agreement and Plan of Merger dated as of January 11, 2008 by and among the Company, Bookstore Merger Sub, Inc., a wholly-owned subsidiary of the Company, The NTI Group, Inc., and Pace Holdings, LLC (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Bookstore Merger Sub, Inc. merged with and into The NTI Group, Inc., with the NTI Group Inc. continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). In addition, we may release (i) up to 345,113 Shares to Pace Holdings, LLC based upon the absence of indemnification claims and (ii) up to 55,218 Shares to certain selling stockholders based upon certain working capital adjustments following the closing of the Merger, in each case pursuant to the Escrow Agreement, dated as of January 31, 2008 (the “Escrow Agreement”), that we entered into with Pace Holdings, LLC and American Stock Transfer & Trust Company, as escrow agent, in connection with the Merger. We may also issued up to 469,353 Shares, based upon the achievement of certain performance milestones, to certain selling stockholders pursuant to the Earnout Agreement that we entered into with such selling stockholders in connection with the Merger.
     The Shares issued to the selling stockholders who names are listed below are subject to the terms of an Investment Agreement, which generally provides that (i) until 90 days after the closing of the Merger, each such selling stockholder will transfer no more than one-third of the Shares that we issued to such selling stockholder at the closing of the Merger and (ii) until 180 days after the closing of the Merger, each such selling stockholder will transfer no more than two-thirds of the Shares that we issued to such selling stockholder at the closing of the Merger.
     In accordance with the Registration Rights Agreement and the Earnout Stock Agreement, we are registering the Shares to permit the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their Shares as a gift, partnership distribution or another non-sale related transfer after the date of this prospectus to resell the Shares when they deem appropriate. Please see the section entitled “Plan of Distribution” below.
     The following table sets forth information with respect to the Shares beneficially owned by certain selling stockholders and is based on such selling stockholders’ representations regarding their ownership thereof. The number of Shares beneficially owned after the offering assumes that all the Shares being offered by such selling stockholders are sold and assumes that no additional Shares are purchased by such selling stockholders prior to the completion of this offering.
     Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements or post-effective amendments, if required by applicable law.

			Number of Shares
	Number of Shares	Number of Shares	to be Owned After
Name of Selling Stockholder	Held Prior to Offering	being Offered	Offering
Pace Holdings, LLC*	1,010,974	1,010,974	0

Thomas L. Motter	30,646	30,646	0

Joshua Roth	30,646	30,646	0

Bruce G. Worman	30,646	30,646	0

TOTAL	1,102,912	1,102,912	0

*	In addition to the amounts set forth in the above table, we may release up to 345,113 Shares to Pace Holdings, LLC based upon the absence of indemnification claims pursuant to the Escrow Agreement, as described above. All such Shares are covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK
     The authorized capital stock of the Company consists of:
•	200,000,000 shares of common stock, $0.01 par value per share, of which 29,196,807 shares were outstanding as of December 31, 2007; and

•	5,000,000 shares of preferred stock, $0.01 par value per share, none of which were outstanding as of December 31, 2007.
     For more detail about our capital stock, you should refer to the Company’s Fourth Amended and Restated Certificate of Incorporation (“Restated Certificate”) and Amended and Restated Bylaws (“Bylaws”), which have been filed as exhibits to other reports incorporated by reference into this prospectus.
     Common Stock
     All of the Shares offered by this prospectus that are outstanding are, and any Shares issued after the date of this prospectus will be duly authorized, fully-paid and nonassessable. Holders of common stock are entitled to one vote per share held of record on all matters submitted to a vote of the stockholders. The holders of common stock do not have cumulative voting rights. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote in meetings for such election. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available to pay dividends. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably all assets after the payment of our liabilities, subject to the prior rights of any outstanding preferred stock that we may designate and issue in the future. Holders of common stock have no preemptive, subscription, redemption or conversion rights. They are not entitled to the benefit of any sinking fund. The rights, powers, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
     Preferred Stock
     Our board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue up to an aggregate of 5,000,000 shares of preferred stock. The preferred stock may be issued in one or more series and on one or more occasions. Each series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as the board of directors may determine. These rights and privileges may include, among others, dividend rights, voting rights, redemption provisions, liquidation preferences, conversion rights and preemptive rights.
     The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of common stock. In addition, the issuance of preferred stock could make it more difficult for a third party to acquire us, or discourage a third party from attempting to acquire us.

     Anti-Takeover Effects of Provisions of Delaware Law and Our Charter and By-Laws
     We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, consolidations, asset sales and other transactions involving our company and an interested stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the Company’s voting stock.
     Our Restated Certificate and Bylaws provide:
•	that the board of directors be divided into three classes with staggered three-year terms;

•	that directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of our capital stock entitled to vote; and

•	that any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office.
     The classification of the board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from attempting to do so.
Our Restated Certificate and Bylaws also provide that:
•	any action required or permitted to be taken by the stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting;

•	special meetings of the stockholders may only be called by the chairman of the board of directors, the president, the chief executive officer or the board of directors; and

•	in order for any matter to be considered properly brought before a meeting, a stockholder must comply with requirements regarding advance notice to us.
     These provisions could delay until the next stockholders’ meeting stockholder actions, which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting, and not by written consent.
     The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our Restated Certificate requires the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of our capital stock entitled to vote to amend or repeal any of the foregoing provisions of our Restated Certificate. Generally, our By-laws may be amended or repealed by a majority vote of the board of directors or the holders of 75% of the combined voting power of the shares of our capital stock issued and outstanding and entitled to vote. To amend our By-laws regarding special meetings of stockholders, written actions of stockholders in lieu of a meeting, and the election, removal and classification of members of the board of directors will require the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of our capital stock entitled to vote. The stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any such amendments are submitted to stockholders.
     Limitation of Director and Officer Liability and Indemnification
     Our Restated Certificate provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law. This indemnification would cover all expenses and liabilities reasonably incurred in connection with their services for or on behalf of us. In addition, our Restated Certificate provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

PLAN OF DISTRIBUTION
     We are registering the Shares on behalf of the selling stockholders. The Shares covered by the registration statement, of which this prospectus is a part, may be sold by the selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest disposing of Shares or interests therein received after the date of this prospectus from any selling stockholder as a gift, pledge, partnership or limited liability company distribution or other transfer. The Shares or interests therein may be sold from time to time by any selling stockholder directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The Shares covered by the registration statement, of which this prospectus is a part, may be sold by one or more of, or a combination of, the following methods, to the extent permitted by applicable law:
•	on the Nasdaq Global Select Market (or such other securities market or exchange on which our common stock may be listed);

•	a block trade in which any selling stockholder’s broker or dealer will attempt to sell the Shares as agent, but may position and resell all or a portion of the block as a principal to facilitate the transaction;

•	a broker or dealer may purchase the Shares as a principal and then resell the Shares for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	by pledge to secure debts or other obligations;

•	put or call option transactions or through short sales of Shares;

•	to cover hedging transactions;

•	underwritten offerings; or

•	any other method permitted pursuant to applicable law.
     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Three of the four selling stockholders named in this prospectus have entered into trading plans pursuant to Rule 10b5-1 under the Exchange Act that provide for periodic sales of their Shares on the basis of parameters described in such trading plans. Other than the foregoing, the selling stockholders have advised us that, as of the date of this prospectus, they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the selling stockholders. Upon the Company being notified by any selling stockholder that such selling stockholder has entered into a material arrangement with an underwriter or a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, to the extent required, we will prepare and file a prospectus supplement that will disclose:
•	the name of such selling stockholder and of the underwriter(s) or participating broker-dealer(s);

•	the number of Shares involved;

•	the price at which the Shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.
     In effecting sales, broker-dealers engaged by any selling stockholder may arrange for other broker-dealers to participate in the resales.
     Any selling stockholder may enter into hedging transactions with broker-dealers in connection with distributions of the Shares or otherwise. In these transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with such selling stockholder. Any selling stockholder may also sell Shares short and redeliver the Shares to close out such short positions. Any selling stockholder may enter into options or other transactions with broker-dealers that require the delivery to the broker-dealer of the Shares. The broker-dealer may then resell or otherwise transfer such Shares pursuant to this prospectus (as supplemented to reflect such transaction). Any selling stockholder also may loan or pledge the Shares to a broker-dealer. Any selling stockholder may pledge, transfer, donate or assign their Shares to lenders or others who will be deemed to be such selling stockholder. The broker-dealer may sell the Shares so loaned, or upon default, the broker-dealer may sell the pledged Shares pursuant to this prospectus (as supplemented to reflect such transaction).
     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from any selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the Shares for whom they act as agents or to whom they sell as principal, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale.

     Any selling stockholder and any broker-dealers, agents or underwriters that participate with the selling stockholder in the distribution of the Company’s common stock may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any commissions received by these broker-dealers, agents or underwriters and any profits realized by the selling stockholder on the resales of the securities may be deemed to be underwriting commissions or discounts under the Securities Act. If any selling stockholder is deemed to be an underwriter, such selling stockholder may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. In addition, because a selling stockholder may be deemed an “underwriter” within the meaning of Section 2(11) of the Securities Act, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.
     Any Shares covered by the registration statement, of which this prospectus is a part, that qualify for sale in reliance on Rule 144 under the Securities Act may be sold in reliance on Rule 144 rather than pursuant to this prospectus.
     Any selling stockholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations under that statute, including, without limitation, possibly Regulation M. This may limit the timing of purchases and sales of any of the Shares by a selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
     We will bear all costs, expenses and fees in connection with the registration of the Shares. Each selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the Shares by such selling stockholder. Any selling stockholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each selling stockholder against specified liabilities, including specified liabilities under the Securities Act, and each selling stockholder has agreed to indemnify us against certain liabilities that may arise with respect to such selling stockholder, including specified liabilities arising under the Securities Act. Pursuant to the Registration Rights Agreement, we agreed to maintain the effectiveness of this registration statement until the earlier of (i) January 31, 2010, (ii) the date on which those Shares that are the subject of the Registration Rights Agreement and covered by the registration statement of which this prospectus is a part have been sold or otherwise disposed of or (iii) the date on which the Shares that are the subject of the Registration Rights Agreement may be resold without registration and without any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect. Pursuant to the Earnout Stock Agreement, we agreed to maintain the effectiveness of a registration statement until the earlier of (i) the second anniversary of the issuance of Shares pursuant to the Earnout Stock Agreement, (ii) the date on which those Shares that are the subject of the Earnout Stock Agreement and covered by the registration statement of which this prospectus is a part have been sold or otherwise disposed of or (iii) the date on which the Shares that are the subject of the Earnout Stock Agreement may be resold without registration and without any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect.
     Each selling stockholder may sell all, some or none of the Shares offered by this prospectus or interests therein.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy all or any portion of this information at the SEC’s principal office in Washington, DC, and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, DC 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.
     The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov.
     Our Internet website address is www.blackboard.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus or in any applicable prospectus supplement or “free writing prospectus”.
     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus (or prospectus supplement or “free writing prospectus”) to any contract or other document of the Company, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.
     The SEC allows us to “incorporate by reference” information into this prospectus or in any applicable prospectus supplement or “free writing prospectus”, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus (or any prospectus supplement or “free writing prospectus”), except for any information that is superseded by subsequent incorporated documents or by information that is contained directly in this prospectus, any prospectus supplement or any “free writing prospectus”. This prospectus incorporates by reference the documents set forth below that the Company has previously filed with the SEC and that are not delivered with this prospectus. These documents contain important information about the Company and its financial condition.

Blackboard Inc. SEC Filings (File No. 000-50784)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2006

Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, June 30 and September 30, 2007

Current Reports on Form 8-K	Filed February 6, February 7, March 8, April 23, June 7, June 13, June 15 and June 20, 2007 and January 14, 2008

The description of the Company’s common stock as set forth in its Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description	Filed on May 28, 2004

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Blackboard Inc.
1899 L Street, N.W.
Washington, DC 20036
Attention: Investor Relations
(202) 463-4860
     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated into such document.

LEGAL MATTERS
     Dewey & LeBoeuf LLP, New York, New York, will pass upon the validity of the securities and other legal matters for us.
EXPERTS
     The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2006 (including the schedule appearing therein), and the Company’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and the Company’s management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
     The consolidated financial statements of WebCT, Inc. incorporated in this prospectus by reference to our Current Report on Form 8-K dated June 13, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

Registration fee	$2,643.54
Accountants’ fees*	40,000.00
Printing and engraving fees*	5,000.00
Legal fees*	20,000.00
Blue Sky fees and expenses*	1,000.00
Other*	5,000.00

Total*	$73,643.54

*	Estimated
Item 15. Indemnification of Directors and Officers.
     Article Seventh of the Restated Certificate provides that, except to the extent prohibited by the DGCL, the Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company. Under the DGCL, the directors have a fiduciary duty to the Company, which is not eliminated by this provision of the Restated Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director’s duty of loyalty to the Company, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
     Article Eighth of the Company’s Restated Certificate provides that the Company shall indemnify:
(a)	each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, did not have reasonable cause to believe such Indemnitee’s conduct was unlawful; and
(b)	any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, such Indemnitee is entitled to indemnification of such expenses (including attorneys’ fees) which the court deems proper.
     Notwithstanding the foregoing, to the extent that an Indemnitee has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, such Indemnitee will be indemnified by the Company against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses shall be advanced to an Indemnitee at such Indemnitee’s request, provided that such Indemnitee undertakes to repay the amount advanced if it is ultimately determined that such Indemnitee is not entitled to indemnification for such expenses.
     Indemnification is required to be made unless the Company determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Company that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Company fails to make an indemnification payment within 30 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Company notice of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.
     Article Eighth of the Company’s Restated Certificate further provides that the indemnification provided therein is not exclusive.

     The Company has directors’ and officers’ liability insurance that indemnifies its directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.
     Some of our directors may be indemnified against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such pursuant to directors’ and officers’ liability insurance policies paid for by their respective employers.
     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Restated Certificate. The Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.
Item 16. Exhibits.

Exhibit
Number	Description

4.1	Form of certificate representing shares of the Company’s common stock, $0.01 par value per share (incorporated herein by reference to the Company’s Registration Statement on Form S-1 (File No. 333-113332))

4.2	Registration Rights Agreement, dated as of January 31, 2008 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report filed on Form 8-K on January 31, 2008)

4.3	Form of Registration Rights and Earnout Stock Agreement, dated as of January 31, 2008 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report filed on Form 8-K on January 31, 2008)

4.4	Escrow Agreement, dated as of January 31, 2008 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report filed on Form 8-K on January 31, 2008)

4.5	Form of Investment Agreement dated as of January 31, 2008 (filed herewith)

5.1	Opinion of Dewey & LeBoeuf LLP (filed herewith)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.3	Consent of Dewey & LeBoeuf LLP (included in its opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on signature page filed herewith)
Item 17. Undertakings.
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Chasen, Matthew H. Small, Michael J. Beach and Jonathan R. Walsh, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement and any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Washington, DC on January 31, 2008.

BLACKBOARD INC.
By:	/s/ Michael J. Beach
Name:	Michael J. Beach
Title:	Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael L. Chasen Michael L. Chasen	Chief Executive Officer, President and Director (Principal Executive Officer)	January 31, 2008

/s/ Michael J. Beach Michael J. Beach	Chief Financial Officer (Principal Financial Officer)	January 31, 2008

/s/ Jonathan R. Walsh Jonathan R. Walsh	Vice President, Finance and Accounting (Principal Accounting Officer)	January 31, 2008

Signature	Title	Date

/s/ Matthew Pittinsky Matthew Pittinsky	Chairman of the Board of Directors	January 31, 2008

/s/ Joseph L. Cowan Joseph L. Cowan	Director	January 31, 2008

/s/ Frank R. Gatti Frank R. Gatti	Director	January 31, 2008

/s/ Thomas Kalinske Thomas Kalinske	Director	January 31, 2008

/s/ Beth Kaplan Beth Kaplan	Director	January 31, 2008

/s/ E. Rogers Novak, Jr. E. Rogers Novak, Jr.	Director	January 31, 2008

/s/ William Raduchel William Raduchel	Director	January 31, 2008

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of certificate representing shares of the Company’s common stock, $0.01 par value per share (incorporated herein by reference to the Company’s Registration Statement on Form S-1 (File No. 333-113332))

4.2	Registration Rights Agreement, dated as of January 31, 2008 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report filed on Form 8-K on January 31, 2008)

4.3	Form of Registration Rights and Earnout Stock Agreement, dated as of January 31, 2008 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report filed on Form 8-K on January 31, 2008)

4.4	Escrow Agreement, dated as of January 31, 2008 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report filed on Form 8-K on January 31, 2008)

4.5	Form of Investment Agreement dated as of January 31, 2008 (filed herewith)

5.1	Opinion of Dewey & LeBoeuf LLP (filed herewith)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.3	Consent of Dewey & LeBoeuf LLP (included in its opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on signature page filed herewith)
.